SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2016

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jennifer L. Idell appointed CFO

On April 28, 2016, the Board of Directors of CenterState Banks, Inc. (Nasdaq: CSFL), upon recommendation of Chief Financial Officer, James J. Antal, elected Jennifer L. Idell as the Company’s Senior Vice President, Chief Financial Officer and Corporate Secretary effective June 1, 2016, replacing Mr. Antal who is scheduled to retire on December 2, 2016.

Part of a long-term succession plan, Ms. Idell, who is 41 years old, has been the Chief Financial Officer of the Company’s subsidiary bank since 2010.  Prior to joining the Company, Ms. Idell was the Controller and subsequently the CFO of Bank of Florida-Southwest between 2004 and 2010, and in 2008 took on the additional role of CFO for the Bank of Florida-Southeast.  She began her banking career in 1996 with First Southern Bank in Boca Raton and was the Controller when she left in 2004.

CFO James J. Antal announces retirement

Mr. Antal, who will turn 65 years old later this year, has been the only CFO the Company has had since its incorporation in 1999.  Subsequent to June 1st, Mr. Antal will remain with the Company in an advisory role and assist with the transition until his December 2nd retirement date.

Stephen D. Young was appointed Executive Vice President and Chief Operating Officer by the Board of Directors at their April 28, 2016 meeting.  Mr. Young will also serve as the Company’s Investor Relations Officer.  He has been with the subsidiary bank since 2002 serving as its EVP and Chief Financial Officer and later as its Chief Operating Officer, which position he also retains.

Daniel E. Bockhorst was appointed Senior Vice President and Chief Risk Officer by the Board of Directors at their April 28, 2016 meeting.  Mr. Bockhorst has served as EVP and Chief Risk Officer of the Company’s subsidiary bank since 2010, which position he also retains.

Employment Agreement

On April, 28, 2016, the Company entered into an Employment Agreement (“Agreement”) with Ms. Idell.  Pursuant to the terms and conditions of the Agreement included in this Form 8-K as Exhibit 10.1, Ms. Idell is retained for a period of three years, subject to extension for an additional year on each anniversary of the Agreement’s effective date.

The Agreement provides for Ms. Idell to receive a base salary and participate in the Company’s benefit plans.  If employment is terminated because of death, Ms. Idell’s estate is entitled to receive her base salary through the end of the month in which death occurs, any bonus earned or accrued through the date of death, and continued family health care coverage under COBRA for 12 months after her death for her family substantially identical to that provided for before death.  If employment is terminated as a result of disability, then she is entitled to receive the salary earned through the date in which termination becomes effective, any unpaid bonus or incentive compensation due the date of termination, any payments she is entitled to receive under any disability insurance program or arrangement, and such other benefits to which Ms. Idell may be entitled under the Company’s policies and agreements.

If employment is terminated without Cause, Ms. Idell is entitled to receive her base salary through the date in which the termination becomes effective. If Involuntary Termination without Cause or Voluntary Termination with Good Reason, as defined in the Agreement, occurs, she is entitled to receive her base salary, any bonus earned or accrued through the date of termination and a cash payment equal to one times the sum of (i) her base salary, and (ii) the highest annual bonus earned by her (including the full value of the annual award, whether payable in cash or another form, earned under the Annual Incentive Plan or similar plan) during the three year period immediately preceding the year of termination.

With certain exceptions, the Company also is required to continue at its expense and on behalf of Ms. Idell and her dependents and beneficiaries, medical and dental insurance coverage as in effect during the 12 months preceding the date of her termination, along with disability reimbursement.  Ms. Idell is not entitled to any such compensation and severance payments unless she enters a release of the Company and acknowledgment of her remaining obligations under the

Agreement.  If a Change in Control, as defined in the Employment Agreement, occurs and within 12 months thereafter her employment is terminated without Cause or she terminates such employment for Good Reason, then Ms. Idell will receive a cash payment equal to two and one-half times the sum of (i) her base salary, and (ii) the highest annual bonus earned by her (including the full value of the annual award, whether payable in cash or another form, earned under the Annual Incentive Plan or similar plan) during  the three year period immediately preceding the year in which the Change in Control occurs.  The Agreement includes confidentiality provisions.  It also restricts Ms. Idell for a period of two years following termination of employment from soliciting Company customers for Financial Products or Services (as defined in the Agreement), influencing any customer to alter that person’s business relationship with the Company in any respect, and accepting the Financial Products or Services business of any customer or provide any Financial Products or Services to any customer on behalf of anyone other than the Company except where her employment is terminated without Cause or by Voluntary Termination with Good Reason.  Ms. Idell is also precluded during such two-year period from becoming employed or associated with any entity that is located in or conducts business in Polk County and contiguous counties in Florida.  She is also precluded during such two-year period from soliciting or attempting to solicit an employee of the Company to terminate such employment or contractual relationship, and disparaging the business reputation of the Company.  The foregoing non solicitation and non competition provisions do not apply if a Change in Control occurs before Ms. Idell’s employment terminates.  The Agreement supersedes and replaces the previously existing Change in Control, Severance and Non Compete Agreement between Ms. Idell and the Company.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of CenterState Banks, Inc. (the “Company”) was held on April 28, 2016.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.  This current report on Form 8-K discloses the voting results for all matters voted upon at this Annual Meeting.

The following directors were elected to serve until the annual meeting of shareholders in 2017.  Each nominee was an incumbent director, no other person was nominated, and each nominee was elected.  The number of votes cast was approximately as follows:

	For	Withheld	Broker non votes
James H. Bingham	33,576,089	240,068	5,340,418
G. Robert Blanchard, Jr.	33,577,904	238,253	5,340,418
C. Dennis Carlton	33,655,073	161,084	5,340,418
John C. Corbett	33,642,335	173,822	5,340,418
Griffin A. Greene	33,591,560	224,597	5,340,418
Charles W. McPherson	33,590,603	225,554	5,340,418
G. Tierso Nunez II	33,642,178	173,979	5,340,418
Thomas E. Oakley	33,598,128	218,029	5,340,418
Ernest S. Pinner	33,620,463	195,694	5,340,418
William K. Pou, Jr.	33,669,714	146,443	5,340,418
Joshua A. Snively	33,656,587	159,570	5,340,418
Michael F. Ciferri	33,657,032	159,125	5,340,418
Daniel R. Richey	33,604,337	211,820	5,340,418

The second resolution was an advisory non binding vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation rules, including the compensation discussion and analysis, compensation tables and narrative discussion.  The number of votes cast was approximately as follows:

For	31,072,757
Against	2,695,151
Abstain	48,249
Broker non votes	5,340,418

The third and final resolution was to ratify the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.  The number of votes cast was approximately as follows:

For	39,011,534
Against	137,751
Abstain	7,290

Item 9.01	Financial Statements and Exhibits
(a)	Exhibits:

Exhibit 10.1 Employment Agreement between the Company and Jennifer L. Idell, its Chief Financial Officer.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.  Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, and otherwise in our SEC reports and filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date:  May 2, 2016